As Filed with the Securities and Exchange Commission on September 28, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEAM, INC.

(Exact name of registrant as specified in its charter)

200 Hermann Drive

Alvin, Texas 77511

(281) 331-6154

(Address and telephone number of principal executive office)

Texas	74-1765729
(State of Incorporation)	(I.R.S. Employer Identification Number)

TEAM, INC. 2004 STOCK OPTION AND AWARD PLAN

(Full Title of the Plan)

Ted W. Owen

Vice President, Chief Financial Officer,

Secretary and Treasurer

TEAM, INC.

200 Hermann Drive

Alvin, Texas 77511

(281) 331-6154

(Name, address and telephone number of agent for service)

Copy to:

CHAMBERLAIN, HRDLICKA, WHITE, WILLIAMS & MARTIN

Attention: Byron L. Willeford

1200 Smith Street, Suite 1400

Houston, Texas 77002

CALCULATION OF REGISTRATION FEE

Title of securities being registered	Number of shares being registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.30 per share	100,000	$16.30	$1,630,000	$207.00

(1)	Estimated solely to determine the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 based on stock option exercise price and market price on September 27, 2004 as reported on the American Stock Exchange.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents are hereby incorporated by reference into this registration statement:

(a) The registrant’s Annual Report on Form 10-K for the year ended May 31, 2004.

(b) All other reports filed by the registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since May 31, 2004.

(c) The description of registrant’s Common Stock in registrant’s Registration Statement on Form S-2, File No. 33-31663.

(d) All other documents filed by the registrant since May 31, 1998 pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 and prior to the termination of the offering pursuant hereto, from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement that was modified or superseded shall no longer be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Sidney B. Williams, a director of the registrant, is the sole owner of a professional corporation which is a partner in the law firm which delivered the legal opinion included as Exhibit 5 hereto. Such firm provides legal services to the registrant from time to time, and Mr. Williams, as a director, participates in a stock option plan for non-employee directors.

Item 6. Indemnification of Directors and Officers.

Applicable provisions of the Texas Business Corporation Act and the Articles of Incorporation and Bylaws of the registrant authorize indemnification of directors and officers. A description of such provisions and the general effect thereof regarding the registrant is hereby incorporated herein by reference to “Item 15. Indemnification of Directors and Officers” in Part II of registrant’s Registration Statement on Form S-2, File No. 33-31663.

Item 7. Exemption from Registration Claimed.

Not applicable.

2

Item 8. Exhibits.

4(a)	Second Restated Articles of Incorporation of the registrant are incorporated herein by reference to Exhibit 3(a) to the registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 1999.

4(b)	Bylaws of the registrant are incorporated herein by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S-2, File No. 33-31663.

5	Opinion of Messrs. Chamberlain, Hrdlicka, White, Williams & Martin regarding the legality of the securities being registered.

23(a)	Consent of KPMG LLP.

23(b)	Consent of Counsel, Chamberlain, Hrdlicka, White, Williams & Martin, is set forth in Exhibit 5 hereto.

99(a)	Team, Inc. 2004 Stock Option and Award Plan.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 subject to applicable regulations;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

3

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to deliver or cause to be delivered to each person to whom the prospectus issued pursuant to this registration statement is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 (“Act”) may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Alvin, Texas, effective September 23, 2004.

TEAM, INC.

By:	/s/ Philip J. Hawk
Philip J. Hawk
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
/s/ Philip J. Hawk Philip J. Hawk	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 23, 2004

/s/ Ted W. Owens Ted W. Owen	Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	September 23, 2004

/s/ Sidney B. Williams	Director	September 23, 2004
Sidney B. Williams

/s/ E. Theodore Laborde	Director	September 23, 2004
E. Theodore Laborde

/s/ Jack M. Johnson, Jr.	Director	September 23, 2004
Jack M. Johnson, Jr.

5